                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): FEBRUARY 24, 2000
                                                       ----------------------


                                   HIE, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             GEORGIA                    0-27056            58-2112366
  -------------------------------    --------------   ----------------------
  (State or other jurisdiction of     (Commission        (I.R.S. Employer
  incorporation or organization)      File Number)    Identification Number)



    1850 PARKWAY PLACE, SUITE 1100, MARIETTA, GEORGIA            30067
-------------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (770) 423-8450
                                                   -------------------------


                                      N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On February 24, 2000, HIE, Inc. ("HIE" or the "Company") entered into an Accounts Receivable Financing Agreement (the "Agreement") with Silicon Valley Bank (the "Bank"), which provides for an extension of credit in order to finance receivables up to $6,000,000. The Agreement term continues through February 15, 2001 and requires finance charges equal to the Bank's prime rate plus 2%. In conjunction with the Agreement, the Company issued a Stock Purchase Warrant to the Bank, which entitles the holder to purchase 61,539 shares of the Company's common stock at any time on or before February 23, 2005 at an exercise price of $4.875 per share. The Agreement and the Stock Purchase Warrant, both dated February 24, 2000, are attached as exhibits to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         Exhibit
         Number            Description
         -------           -----------

         10.1              Accounts Receivable Financing Agreement dated February 24, 2000 between HIE, Inc. and Silicon Valley Bank.

         10.2              Stock Purchase Warrant dated February 24, 2000 issued by HIE, Inc. to
                           Silicon Valley Bank.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   HIE, Inc.



                                   By:  /s/ Joseph A. Blankenship
                                        --------------------------------
                                        Joseph A. Blankenship
                                        Senior Vice President - Finance,
                                        Chief Financial Officer,
                                        Treasurer and Secretary

Date:    March 9, 2000

                                 EXHIBIT INDEX

         Exhibit
         Number            Description
         ------            -----------

         10.1              Accounts Receivable Financing Agreement dated February 24, 2000 between HIE, Inc. and Silicon Valley Bank.

         10.2              Stock Purchase Warrant dated February 24, 2000 issued by HIE, Inc. to
                           Silicon Valley Bank.